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                                                                   EXHIBIT 10.54


                             TRUST UNDER VANS, INC.
                           DEFERRED COMPENSATION PLAN



                 This Agreement ("Trust Agreement") is made and entered into as of this 1st day of June, 1996, by and between VANS, INC., a Delaware corporation (the "Company"), and CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation (the "Trustee"), with reference to the following facts:

                                   WITNESSETH

                 WHEREAS, the Company has adopted a Nonqualified Deferred Compensation Plan for the benefit of WALTER SCHOENFELD, attached hereto as Appendix A (the "Plan");

                 WHEREAS, the Company has incurred and anticipates paying under the terms of the Plan certain deferred compensation amounts to WALTER SCHOENFELD and his spouse ESTHER SCHOENFELD (collectively, "Participants");

                 WHEREAS, to provide itself with a source of ready funds to assist it in meeting its liabilities under the Plan, the Company desires to establish a trust (the "Trust"), and to contribute to the Trust assets that shall be held for the Company by the Trustee, subject to the claims of the Company's creditors in the event of its Insolvency (as defined in


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Section 3(b) hereof), until paid to the Participants in such manner and at such times as specified in the Plan; and

                 WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for an employee who is a member of a select group of management or is a highly-compensated employee of the Company for purposes of Title I of the Employee Retirement Income Security Act of 1974.

                 NOW, THEREFORE, the parties hereto hereby establish the Trust, and agree that it shall be held, administered and distributed as follows:

                                   AGREEMENTS

                 Section 1.  Establishment of Trust.

                 (a) The Company hereby deposits with the Trustee, IN TRUST, the sum of Two Hundred Thousand Dollars ($200,000), which amount, together with any additional contributions made from time to time hereafter, any investments made therewith, any reinvestment of proceeds thereof, and any income thereon, and less any expenses, taxes, and distributions or other payments made hereunder (if any), shall be held, administered and distributed by the Trustee as herein provided.


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                 (b)      This Trust shall be irrevocable.

                 (c) This Trust is intended to be a "grantor trust," of which the Company is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

                 (d) All Trust assets shall be held separate and apart from any other funds of the Company, and shall be used exclusively for the Participants and the general creditors of the Company, as herein set forth. Participants shall have no preferred or other claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants against the Company. Assets of the Trust shall be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's Insolvency, as defined in Section 3(b) hereof.

                 (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits, of cash or other property acceptable to the Trustee, to augment the principal of the Trust, which deposits shall be merged with the then principal balance of the Trust, and held, administered and distributed by the Trustee as herein provided.





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                 (f)      The Trustee's responsibilities, obligations and
duties with respect to this Trust shall be solely those set forth herein. The Trustee shall have no responsibility to (i) require any deposits to be made to the Trust pursuant to the terms of the Plan, (ii) compute the amount of deposits, if any, required to be made to the Trust pursuant to the terms of the Plan, or (iii) determine whether amounts received by the Trustee comply with the terms of the Plan. The provisions hereof shall control in the event of any conflict between this Trust Agreement and any provision of the Plan relating to any of the Trustee's responsibilities, obligations or duties.

                 (g) The Trustee accepts the Trust established hereunder on the terms and conditions set forth herein, and agrees to perform the duties imposed on it by this Trust Agreement.

                 Section 2.  Payments to Plan Participants.

                 (a) The Trustee shall have no responsibility whatsoever with regard to the administration of the Plan. The Participants' entitlement to benefits under the Plan shall be determined as therein provided, and any claims for benefits shall be considered and reviewed only under the claims procedures therein set forth. The Trustee shall have no responsibility to intervene in any such process, or to interpret the provisions of the Plan.





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                 (b)      The Company shall deliver to the Trustee a schedule
(the "Payment Schedule"), to be attached hereto as Appendix B, that sets forth the amounts to be paid to the Participants, the time of such payment, and the address or depositary to which such payments shall be sent. Except as otherwise provided herein, the Trustee shall make payments to the Participants from the Trust only in the amounts and at the times set forth in the Payment Schedule. The Company shall provide the Trustee on a timely basis with written directions setting forth the amount of federal, state or local income taxes to be withheld, paid over and reported to the appropriate taxing authorities in respect of any such payments. The Trustee shall make provision for the reporting and withholding of any such taxes that may be required to be withheld, and the Trustee shall either pay amounts so directed to be withheld to the appropriate taxing authorities, or to the Company to be forwarded to such authorities. The Trustee shall be held harmless for complying with any such written directions. Any change to the Payment Schedule shall be delivered to Trustee not less than thirty (30) days prior to the date on which the first payment is to be made in accordance with the revised Payment Schedule.

                 (c) The Company may make payment of benefits directly to a Participant as they become due under the Plan. The Company shall notify the Trustee of its direct payment of benefits prior to the time that amounts are otherwise payable to Participants hereunder. Any such payments shall be deducted from the amounts next payable under the Payment Schedule, and any notice thereof actually received by the Trustee shall constitute an amendment of the Payment Schedule. The Participants shall have the right to dispute





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whether the Company has actually so made any such payments directly and, if the
Company cannot provide conclusive proof of such payments, the Trustee shall remain obligated to make such payments pursuant hereto, and shall be held harmless therefor. If the Trust assets are insufficient to make payments of benefits in accordance with the terms of the Plan, then the Company shall pay the balance as each payment comes due. The Trustee shall notify the Company if Trust assets may be or become insufficient to make any such payments.

         (d) Notwithstanding any contrary provision hereof, the Company shall remain obligated to pay benefits under the Plan. Nothing herein shall relieve the Company of its primary obligation to pay benefits thereunder, except that the Company shall be relieved of such liabilities to the extent that they are actually satisfied by the application of Trust assets.

                 Section 3. Trustee Responsibility Regarding Payments to Participants when Company is Insolvent.

                 (a) At all times during the continuance of the Trust, as provided in Section 1(d) hereof, its principal and income shall be subject to the claims of the general creditors of the Company under federal and state law, as set forth below.

                 (b) The Trustee shall cease payment of benefits to Participants if the Company is or becomes Insolvent. The Company shall be considered "Insolvent" for these purposes if (i) the Company is unable to pay its debts as they become due, or (ii) the





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Company is subject to a pending proceeding as a debtor under the United States
Bankruptcy Code, or any analogous legal proceedings for the protection of debtors.

                 (c) The Company's Board of Directors and its Chief Executive Officer (collectively, "Board") shall have the duty and responsibility to inform the Trustee in writing if the Company is or shall become Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company is or has become Insolvent, then the Trustee shall determine whether such allegation is true. Pending such determination, the Trustee shall discontinue payment of benefits to Participants hereunder, and shall be held harmless therefor.

                 (d) Unless the Trustee has received actual notice or confirmation of the Company's Insolvency as provided in Section 3(c), the Trustee shall have no duty to inquire whether the Company is Insolvent, and shall administer the Trust at all times as though the Company were solvent.
The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency or Insolvency.

                 (e) If at any time the Trustee has been actually informed or has actually determined that the Company is Insolvent as hereinabove provided, the Trustee shall hold the assets of the Trust for the benefit of the Company's general creditors, and shall suspend





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payments to Participants, until it receives a court order directing the disposition of the Trust's assets, or until the Company once again becomes solvent without the entry of any such order, as certified in writing by the Board. The Trustee shall thereupon resume the payment of benefits to Participants only after the Trustee has received written notice or other confirmation that the Company is no longer Insolvent. Nothing herein shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plan, or otherwise.

                 (f) Provided that there are sufficient assets, if payments are resumed pursuant to Section 3(e) hereof the first payment following such discontinuance shall include the aggregate amount of all payments then owing to Participants pursuant to the Payment Schedule for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Company during such period, as certified in writing to the Trustee by the Board.

                 (g) Notwithstanding any contrary provision hereof, during any period of the Company's Insolvency, the Trustee shall continue to be fully authorized to deduct and pay all of its own fees and expenses, and all other expenses incurred in the administration of the Trust, including any expenses incurred in connection with the determination of the Company's actual or alleged Insolvency.





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                 Section 4.  Payments to Company.

                 (a) Except as expressly herein provided, the Company shall have no right or power to direct the Trustee to return to the Company, or to divert to persons other than the Participants or the general creditors of the Company in the event of Insolvency, all or any portion of the Trust's assets before all payments of benefits have been made to the Participants pursuant to the terms of the Plan.

                 (b) Notwithstanding the foregoing provisions of Section 4(a) hereof, the Trustee shall deliver to the Company the entire then remaining balance of the Trust within thirty (30) days following the Trustee's receipt of certified copies of the Death Certificates of both of the Participants, or such other satisfactory evidence as the Trustee may reasonably require that all payments due under the Plan have been made.

                 Section 5.  Investment Authority.

                 (a) The Company shall direct the Trustee with respect to the investment of Trust assets, and the Trustee specifically shall be held harmless with respect to both any action taken pursuant to such instructions, and the performance of any investments acquired





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or held in connection therewith.  Subject to the foregoing, the Trustee shall have exclusive authority to hold, manage and invest Trust assets, and shall have the power, in its discretion:

                 (i) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks; bonds; notes; debentures (including convertible stocks and securities); certificates of deposit; or demand or time deposits (including any such deposits with the Trustee); shares or units of investment companies (notwithstanding that the Trustee or any affiliate acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor or manager); interests in partnerships and trusts; bank depositary contracts; insurance policies and annuity contracts; puts, calls or other options, covered or uncovered; oil, mineral or gas properties, royalties, interests or rights; and without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state, and without regard to the proportion any such property may bear to the entire amount of the Trust assets;

                 (ii) To retain any property at any time received or held in the Trust;

                 (iii) To sell or exchange any property of the Trust at public or private sale, for cash or on credit, to grant and exercise all conversion or subscription rights





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         pertaining to any such property, and to enter into any covenant or agreement to purchase any property in the future;

                 (iv) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

                 (v) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

                 (vi) To extend the time of payment of any obligation held by it; and

                 (vii) To borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it.

                 (b) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee may from time to time invest.





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                 (c)      All rights associated with assets of the Trust shall
be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants.

                 (d) The Trustee shall have the power to register any property of the Trust in its own name or in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to hold any securities in bearer form, and to combine certificates representing such securities with certificates of the same issue held by the Trustee in other fiduciary or representative capacities or as agent for customers, or to deposit or to arrange for the deposit of such securities in any qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or to deposit or arrange for the deposit of any securities issued by the United States government, or any agency or instrumentality thereof, but the books and records of the Trustee shall at all times show that all such investments are assets of the Trust.

                 (e) If, pursuant to the written direction of the Company, a commercial annuity, retirement income or life insurance policy or contract is held hereunder or is purchased with Trust assets, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee or to a Participant in connection with a





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payment hereunder, or to loan to any person the proceeds of any borrowing against such policy. The Trustee's sole responsibility with respect to any commercial annuity, retirement income or life insurance policy or contract to be held hereunder or purchased with Trust assets shall be as owner and custodian thereof, and the Company shall be solely responsible for determining the issuer and the terms of any such policy or contract.

                 (f) When the Trustee delivers property against payment, delivery of the property and receipt of payment may not be simultaneous. To the extent the Trustee is fulfilling its fiduciary responsibilities under
Section 7 hereof with respect to such delivery, the risk of non-receipt of payment shall be that of the Trust, and the Trustee shall have no liability therefor. All credits to the Trust of the anticipated proceeds of sales and redemptions of property and of anticipated income from property shall be conditional upon receipt by the Trustee of final payment and may be reversed to the extent such final payment is not received. At the discretion of the Trustee, and subject to Section 7 hereof, the Trust may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, the Trust shall reimburse the Trustee upon demand for the amount of such conditional credits so used. When the Trustee is to receive property, it is authorized to accept documents in lieu of such property, as long as such documents contain the agreement of the issuer thereof to hold such property subject to the Trustee's sole order. The Trustee may, in its discretion, advance funds to the Trust to facilitate the settlement of any trade. In the event of such an advance, the Trust shall immediately reimburse the Trustee for the amount thereof.





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                 (g)      During the terms hereof, all income received by the
Trust, net of expenses and taxes, shall be accumulated and reinvested.

                 Section 6.       Accounting by Trustee.

                 (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year, and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year, or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions of the Trust, including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year, or as of the date of such removal or resignation, as the case may be.

                 (b) The Trustee shall have the right, at the expense of the Trust, to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided, or for the determination of any question of construction, or for instructions. In any such action or proceeding it shall be necessary to





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join as parties solely the Trustee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive and binding on all persons at any time interested herein.

                 (c) Not less frequently than the last business day of each calendar quarter, the Trustee shall provide the Company with a report of the assets of the Trust, the income, gains and losses of the Trust's investments, and any fees, compensation, and expenses of the Trust, since the last business day of the prior calendar quarter or other relevant period.

                 Section 7.  Responsibility of Trustee.

                 (a) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided to the contrary herein. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Trustee shall incur no liability to any person in discharging its duties hereunder for any action taken or omitted in good faith and in conformity with the terms hereof, except if such action or failure to act constitutes gross negligence or willful misconduct, a breach of this Agreement, or a violation of applicable law. Each direction, notice, request or approval, whether or not certified to the Trustee in writing by the Secretary of the Company, shall constitute a certification by the





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Company to the Trustee that such direction is in conformity with the terms of the Plan and applicable law.

                 (b) The Trustee shall have no obligation to undertake, defend or continue to maintain any action or proceeding arising in connection herewith, unless and until the Company agrees in writing (i) to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto,
(ii) to be primarily liable for such payment, and (iii) to make periodic payments in respect of such fees and expenses during the course of such proceedings; if the Company so agrees then it shall have the exclusive right to control, and to make all determinations with respect to, such action or proceeding. If the Company thereafter does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee shall discontinue participation in such action or proceeding, and shall charge the assets of the Trust to the extent sufficient for any unpaid fees and expenses.

                 (c) The Company shall indemnify and hold harmless the Trustee and the Trustee's agents, affiliates, employees and directors for any liability or expense (including, without limitation, advances for or prompt reimbursement of reasonable attorneys' fees and expenses of other agents) imposed thereon or incurred thereby as a result of any action taken by the Trustee or any failure to act by the Trustee in either case pursuant to the terms hereof or pursuant to the directions of the Company, unless such liability or expense is due to a breach of this Agreement, a violation of applicable law by the Trustee or any of the





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Trustee's affiliates, employees or directors, to fraud, or to the negligence or willful misconduct of the Trustee or any of the Trustee's affiliates, employees or directors. This Section 7(c) shall survive the termination of this Trust Agreement, and shall include any amounts due but unpaid under any other provision of this Section 7 or of Section 8 hereof.

                 (d) Subject to the Company's prior written consent, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. The Trustee may compensate such counsel from assets of the Trust.

                 (e) Notwithstanding any powers granted to the Trustee hereunder or under applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on any trade or business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                 Section 8.  Compensation and Expenses of Trustee.

                 All administrative expenses and the Trustee's fees and expenses shall be paid by the Company. Any reasonable and necessary expenses incurred by the Trustee in connection with its administration of the Trust, including, but not limited to, fees for legal services rendered to the Trustee (whether or not rendered in connection with a





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judicial or administrative proceeding), such compensation to the Trustee as shall be agreed upon from time to time between the Trustee and the Company, and all other proper charges and disbursements of the Trustee, shall be paid by the Company, and until paid shall constitute a lien against the Trust assets. Anything herein to the contrary notwithstanding, the Trustee shall give at least twenty (20) days written notice to the Company prior to incurring any expenses other than its ordinary fees, brokerage commissions or other necessary expenses regarding investments hereunder. The Trustee's entitlement to compensation or reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust. If the Trustee forwards an amended fee schedule to the Company requesting its agreement thereto, and the Company does not object thereto in writing within sixty (60) days of its receipt, the amended fee schedule shall be deemed to be agreed upon by the Company and the Trustee.

                 Section 9.  Resignation and Removal of Trustee.

                 (a) The Trustee may resign at any time by sixty (60) days written notice to the Company, unless the Company and the Trustee agree in writing to a different effective date for such resignation.

                 (b) The Trustee may be removed by the Company at any time by thirty (30) days written notice to the Trustee, unless the Company and the Trustee agree in writing to a different effective date for such removal.





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                 (c)      Upon resignation or removal of the Trustee and
appointment of a successor trustee, all Trust assets shall be transferred as soon as practicable to the successor trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends such time.

                 (d) If the Trustee resigns or is removed, a successor trustee shall be appointed, in accordance with Section 10 hereof, on or before the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor trustee or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as an administrative expense of the Trust.

                 Section 10.  Appointment of Successor.

                 (a) If the Trustee resigns or is removed, the Company may appoint any third party having or exercising corporate trustee powers under applicable state law as a successor trustee. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust's assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the succession and transfer.





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                 (b)      The successor trustee need not examine the records
and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 6 and 7 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee, or from any other past event, or any condition existing at the time it becomes successor trustee.

                 Section 11.  Amendment or Termination.

                 (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company; provided, however, that no such amendment shall conflict with the terms of the Plan, or make this Trust revocable.

                 (b) The Trust shall not terminate until the date on which there is no remaining Participant entitled to benefits under the Plan, as certified to the Trustee in writing by the Company, or there are no further assets in the Trust, whichever is the first to occur. The Trustee shall be held harmless in relying on such certification. Upon termination of the Trust, the remaining assets (if any) shall be returned to the Company.

                 (c) Upon written approval of all Participants entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time





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that all benefits have been paid under the Plan.  In such event all assets in the Trust at the time of termination shall be thereupon returned to the Company.

                 Section 12.  Miscellaneous.

                 (a) Any provision hereof prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                 (b) Benefits payable to Participants may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                 (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

                 Section 13.  Effective Date.

                 The effective date of this Trust Agreement shall be as of June 1, 1996.





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                 IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be executed by their respective officers thereunto duly authorized and attested to as of the day and year first above-written.


                                      THE COMPANY:
                                      VANS, INC.,
                                      A Delaware Corporation


                                      By: /s/ [ILLEGIBLE]
                                          ----------------------------------
                                          Vice President and General Counsel

                                      THE TRUSTEE:
                                      CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                      A California Corporation


                                      By:
                                          ----------------------------------





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                                   APPENDIX A